Financial
Statements

Delaware Group Decatur Fund, Inc. -
Decatur Total Return Fund
Statement of Net Assets
November 30, 1994

                                                         Number             Market
                                                        of Shares            Value
COMMON STOCK - 92.88%
Basic Industries - 16.39%
Dow Chemical......................................        115,400        $  7,385,600
DuPont (EI) deNemours.............................        179,600           9,675,950
Eastman Chemical..................................         56,025           2,640,178
Freeport McMoRan..................................        386,800           6,623,950
Freeport McMoran Copper & Gold A..................          4,834              97,284
Grace (W.R.)......................................        273,400          10,115,800
Imperial Chemical ADR.............................         43,900           2,096,225
Monsanto..........................................        147,700          10,634,400
Occidental Petroleum..............................        280,000           5,495,000
Union Camp........................................         86,500           4,011,438
Union Pacific.....................................         41,500           1,929,750
Witco.............................................        222,600           5,843,250
                                                                         ------------
                                                                           66,548,825
                                                                         ------------
Capital Goods - 12.87%
Cooper Industries.................................        165,600           5,754,600
Dresser Industries................................        210,000           4,200,000
General Dynamics..................................         97,300           3,916,325
General Electric..................................        257,200          11,831,200
Honeywell.........................................        110,000           3,217,500
Hubbell Class B...................................         72,500           3,969,375
Lockheed..........................................         65,000           4,468,750
Tenneco...........................................        163,700           6,363,838
Thomas & Betts....................................         65,000           4,306,250
United Technologies...............................         71,800           4,200,300
                                                                         ------------
                                                                           52,228,138
                                                                         ------------
Communications - 5.82%
ALLTEL............................................        231,000           6,496,875
BellSouth.........................................         80,000           4,150,000
British Telecommunications ADR....................        103,000           6,115,625
Pacific Telesis Group.............................        135,000           3,915,000
Rochester Telephone...............................        136,000           2,958,000
                                                                         ------------
                                                                           23,635,500
                                                                         ------------
Consumer Cyclical - 7.03%
Armstrong World Industries........................         41,000           1,640,000
Eastman Kodak.....................................        178,100           8,125,813
Genuine Parts.....................................        117,145           4,085,432
Penney (J.C.).....................................        146,400           6,734,400
Sears Roebuck.....................................        168,000           7,938,000
                                                                         ------------
                                                                           28,523,645
                                                                         ------------
Defensive Consumer Staples - 2.27%
General Mills.....................................         87,000        $  4,676,250
Philip Morris.....................................         76,000           4,541,000
                                                                         ------------
                                                                            9,217,250
                                                                         ------------
Consumer Growth - 14.26%
Avon Products.....................................         73,000           4,516,875
Baxter International..............................        150,000           3,862,500
Dun & Bradstreet..................................         88,000           4,653,000
Kimberly-Clark....................................         86,000           4,310,750
Lilly (Eli).......................................         47,600           2,980,950
McGraw-Hill.......................................        121,800           8,267,175
Minnesota Mining & Manufacturing..................        108,000           5,535,000
Readers Digest....................................        102,000           4,717,500
Rhone-Poulenc Rorer...............................         38,100           1,485,900
Smithkline Beecham ADR Unit.......................        181,000           5,633,625
Times Mirror......................................        143,000           4,415,125
Upjohn............................................        112,800           3,623,700
Warner-Lambert....................................         50,000           3,868,750
                                                                         ------------
                                                                           57,870,850
                                                                         ------------
Credit Sensitive/Banks - 10.49%
BankAmerica.......................................         87,000           3,567,000
Barnett Banks.....................................         78,900           3,106,688
Chemical Bank.....................................        156,300           5,685,413
CoreStates Financial..............................        223,000           5,519,250
First Chicago.....................................         80,000           3,720,000
Great Western Financial...........................        280,000           4,760,000
Mellon Bank.......................................        150,000           4,968,750
Meridian Bancorp..................................         75,000           2,029,688
NationsBank.......................................         81,600           3,661,800
UJB Financial.....................................        125,700           3,063,938
U.S. Bancorp......................................        110,000           2,516,250
                                                                         ------------
                                                                           42,598,777
                                                                         ------------
Credit Sensitive/Insurance & Other - 6.73%
Aetna Life & Casualty.............................        115,900           5,186,525
American Express..................................         81,500           2,414,438
Aon...............................................        127,200           4,022,700
CIGNA.............................................         85,000           5,386,875
Marsh & McLennan..................................         55,000           3,966,875
St. Paul..........................................        154,000           6,352,500
                                                                         ------------
                                                                           27,329,913
                                                                         ------------
Energy - 16.09%
Amoco.............................................        101,700           6,178,275
Atlantic Richfield................................         50,000           5,175,000
Exxon.............................................        216,500          13,071,188
Imperial Oil Limited..............................        185,700           6,174,525
McDermott International...........................        210,500           4,999,375
Mobil.............................................         30,000           2,557,500
Phillips Petroleum................................         72,000           2,376,000
Sonat.............................................        118,000           3,318,750
Texaco............................................        151,000           9,380,875
USX-Marathon Group................................        440,000           7,920,000
YPF Sociedad Anonima ADR..........................        184,000           4,163,000
                                                                         ------------
                                                                           65,314,488
                                                                         ------------

                                                         Number             Market
                                                        of Shares            Value
COMMON STOCK (Continued)
Utilities - 0.93%
TransCanada Pipeline..............................        300,000        $  3,787,500
                                                                         ------------
                                                                            3,787,500
                                                                         ------------
Total Common Stock
   (cost $381,442,293)............................                        377,054,886
                                                                         ------------
PREFERRED STOCK - 5.28%
ARCO 9.01% "Lyondell" Notes.......................        159,900           3,937,538
Delta Air Lines $3.50 pfd cv "C"..................         68,000           3,085,500
Ford Motor $4.20 pfd cv "A".......................         42,000           3,701,250
Freeport McMoRan Copper & Gold
   7.00% pfd cv...................................         35,000             800,625
General Motors $3.25 pfd cv "C"...................        105,000           5,853,750
RJR Nabisco Holdings $0.6012
   pfd cv.........................................        600,000           4,050,000
                                                                         ------------
Total Preferred Stock
   (cost $22,372,806).............................                         21,428,663
                                                                         ------------

                                                        Principal
                                                         Amount
REPURCHASE AGREEMENTS -
   1.84%
With Bankers Trust 5.68% 12/1/94
   (dated 11/30/94, collateralized by
   $349,000 U.S. Treasury Notes
   7.75% due 3/31/96, market value
   $356,037 and $2,281,000 U.S.
   Treasury Notes 4.25% due 5/15/96,
   market value $2,190,943).......................     $2,496,000           2,496,000
With PaineWebber 5.70% 12/1/94
   (dated 11/30/94, collateralized by
   $1,901,000 U.S. Treasury Bills
   due 4/13/95, market value
   $1,860,481 and $624,000 U.S.
   Treasury Notes 9.25% due 1/15/96,
   market value $660,529).........................      2,471,000           2,471,000
With Prudential Securities 5.68%
   12/1/94 (dated 11/30/94,
   collateralized by $833,000 U.S.
   Treasury Notes 3.875% due
   8/31/95, market value $824,407
   and $1,901,000 U.S. Treasury
   Notes 4.75% due 8/31/98, market
   value $1,739,105)..............................      2,509,000           2,509,000
                                                                         ------------
Total Repurchase Agreements
   (cost $7,476,000)..............................                          7,476,000
                                                                         ------------
TOTAL MARKET VALUE OF SECURITIES
   OWNED - 100.00% (cost $411,291,099)............                       $405,959,549
RECEIVABLES AND OTHER ASSETS NET OF
   LIABILITIES - 0.00%............................                              3,777
                                                                         ------------
NET ASSETS APPLICABLE TO 32,963,545
   SHARES ($1 par value) OUTSTANDING -
   100.00%........................................                       $405,963,326
                                                                         ============
NET ASSET VALUE -
   DECATUR TOTAL RETURN FUND A CLASS
   ($402,849,391 / 32,710,895 shares).............                             $12.32
                                                                               ======
NET ASSET VALUE -
   DECATUR TOTAL RETURN FUND
   INSTITUTIONAL CLASS
   ($1,376,097 / 111,445 shares)..................                             $12.35
                                                                               ======
NET ASSET VALUE -
   DECATUR TOTAL RETURN FUND B CLASS
   ($1,737,838 / 141,205 shares)..................                             $12.31
                                                                               ======

                            See accompanying notes

Delaware Group Decatur Fund, Inc. -
Decatur Total Return Fund
Statement of Operations
Year Ended November 30, 1994

INVESTMENT INCOME:
Dividends...........................................       $17,198,391
Interest............................................           469,488       $ 17,667,879
                                                           -----------
EXPENSES:
Management fees ($2,542,011) and
   directors' fees ($24,039)........................         2,566,050
Distribution expenses...............................         1,280,232
Dividend disbursing and transfer
   agent fees and expenses..........................           956,871
Reports to shareholders.............................           138,485
Salaries............................................           112,205
Custodian fees......................................            45,907
Federal and state registration fees.................            43,883
Auditing............................................            23,750
Taxes, other than taxes on income...................            11,575
Other...............................................           190,154          5,369,112
                                                           -----------       ------------
NET INVESTMENT INCOME...............................                           12,298,767
                                                                             ------------
NET REALIZED GAIN AND
   UNREALIZED LOSS ON
   INVESTMENTS:
Net realized gain from security
   transactions.....................................                           13,432,223
Net unrealized depreciation of
   investments during the period....................                          (25,513,930)
                                                                             ------------
NET REALIZED AND UNREALIZED
   LOSS ON INVESTMENTS..............................                          (12,081,707)
                                                                             ------------
NET INCREASE IN NET ASSETS
   RESULTING FROM
   OPERATIONS.......................................                         $    217,060
                                                                             ============
COMPUTATION OF NET ASSET VALUE AND
   OFFERING PRICE -
   DECATUR TOTAL RETURN FUND A CLASS
Net asset value per share (A).......................                               $12.32
Sales charge (5.75% of offering price, or 6.09% of
   amount invested per share)(B)....................                                  .75
                                                                                   ------
Offering price......................................                               $13.07
                                                                                   ======

-------------------------
(A) Net asset value per share, as illustrated, is the estimated amount which would be paid upon the redemption or repurchase of shares.

(B) See Purchasing Shares in the current Prospectus for purchases of $100,000 or more.

                            See accompanying notes


Delaware Group Decatur Fund, Inc. -
Decatur Total Return Fund
Statement of Changes in Net Assets

                                                          Year Ended        Year Ended
                                                           11/30/94          11/30/93
OPERATIONS:
Net investment income.............................       $ 12,298,767      $ 13,621,651
Net realized gain from security
   transactions...................................         13,432,223        50,535,241
Net unrealized depreciation of
   investments during the period..................        (25,513,930)       (5,361,523)
                                                         ------------      ------------
Net increase in net assets resulting
   from operations................................            217,060        58,795,369
                                                         ------------      ------------
DISTRIBUTIONS TO
   SHAREHOLDERS FROM:
Net investment income:
   Decatur Total Return Fund A Class..............        (13,809,161)      (13,624,469)
   Decatur Total Return Fund
      Institutional Class.........................            (39,777)           (6,622)
   Decatur Total Return Fund B Class..............             (2,634)               --
Net realized gain from security
   transactions:
   Decatur Total Return Fund A Class..............        (49,579,695)      (30,633,876)
   Decatur Total Return Fund
      Institutional Class.........................           (105,220)               --
   Decatur Total Return Fund B Class..............                 --                --
                                                         ------------      ------------
                                                          (63,536,487)      (44,264,967)
                                                         ------------      ------------
CAPITAL SHARE TRANSACTIONS:
Proceeds from shares sold:
   Decatur Total Return Fund A Class..............         43,830,883        58,952,860
   Decatur Total Return Fund
      Institutional Class.........................            686,198         1,183,508
   Decatur Total Return Fund B Class..............          1,802,152                --
Net asset value of shares issued upon
   reinvestment of dividends from net
   investment income and net realized
   gain from security transactions:
   Decatur Total Return Fund A Class..............         60,129,721        41,665,292
   Decatur Total Return Fund
      Institutional Class.........................            144,998             6,622
   Decatur Total Return Fund B Class..............              2,465                --
                                                         ------------      ------------
                                                          106,596,417       101,808,282
                                                         ------------      ------------
Cost of shares repurchased:
   Decatur Total Return Fund A Class..............        (69,644,135)      (92,488,650)
   Decatur Total Return Fund
      Institutional Class.........................           (488,748)          (16,357)
   Decatur Total Return Fund B Class..............                 --                --
                                                         ------------      ------------
                                                          (70,132,883)      (92,505,007)
   Increase in net assets derived from
      capital share transactions..................         36,463,534         9,303,275
                                                         ------------      ------------
NET INCREASE (DECREASE) IN
   NET ASSETS.....................................        (26,855,893)       23,833,677
NET ASSETS:
Beginning of period...............................        432,819,219       408,985,542
                                                         ------------      ------------
End of period (including
   undistributed net investment
   income of $2,757,852 and
   $4,310,657, respectively)......................       $405,963,326      $432,819,219
                                                         ============      ============

                            See accompanying notes

Delaware Group Decatur Fund, Inc. -
Decatur Total Return Fund
Notes to Financial Statements
November 30, 1994

1. Significant Accounting Policies

Delaware Group Decatur Fund, Inc. (the "Company") is a diversified open-end investment company of the Series type organized under the laws of Maryland and is registered under the Investment Company Act of 1940, as amended. The Company currently offers two Series, Decatur Total Return Fund (the "Fund") (formerly known as Decatur Fund II) and Decatur Income Fund (formerly known as Decatur Fund I). The Fund currently offers three classes of shares, Decatur Total Return Fund A Class (formerly known as Decatur Total Return Fund class), Decatur Total Return Fund Institutional Class (formerly known as Decatur Total Return Fund (Institutional) class) and Decatur Total Return Fund B Class.

Portfolio securities listed or traded on a national securities exchange, except for bonds, are valued at the last sale price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at mean value between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income and expenses are recorded on the accrual basis. Expenses directly attributable to a specific Series are paid by that Series. Other common expenses are apportioned on the basis of net assets of the respective Series.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

On July 26, 1993, the Fund began offering a new class of shares, the Decatur Total Return Fund Institutional Class, which is available only to certain institutions at net asset value and on September 6, 1994, the Fund began offering the Decatur Total Return Fund B Class. Each share in each class bears, pro rata, all of the common expenses of the Series except that the Decatur Total Return Fund Institutional Class does not incur any distribution fees under the 12b-1 Plan. The net asset values of all outstanding shares of each class of the Fund are computed on a pro rata basis for each outstanding share based on the proportionate participation in the Fund represented by the value of shares of that class. All income earned and expenses incurred by the Fund, are borne on a pro rata basis by each outstanding share of a class, based on each class' percentage in the Fund represented by the value of shares of such classes. Due to the specific distribution expenses, it is expected that net asset value, net investment income and dividends paid to each class of the Fund will vary.

The Fund is permitted to borrow money as a temporary measure for extraordinary or emergency purposes. The Fund had a line of credit arrangement with its custodian bank, Chemical Bank, for an amount not to exceed $10 million. As of and for the year ended November 30, 1994, there were no borrowings under this line of credit.

2. Investment Management Fee and Other Transactions with Affiliates

In accordance with the terms of the Investment Management Agreement, Delaware Management Company, Inc., the investment manager of the Fund, will receive a fee to be paid monthly, which is computed on the net assets of the Fund as of the close of business each day at the annual rate of 0.6% on the first $500 million of average daily net assets of the Fund, 0.575% or the next $250 and 0.55% on the average daily net assets in excess of $750 million, less all amounts paid to the unaffiliated directors by the Fund. On December 12, 1994, Delaware Management Holdings, Inc., which indirectly owns all of the outstanding stock of Delaware Management Company, Inc. entered into an agreement of merger with Lincoln National Corporation. This merger will result in Delaware Management Holdings, Inc. becoming a wholly-owned subsidiary of Lincoln National Corporation. The transaction is subject to the receipt of all regulatory and shareholder approvals.

Pursuant to the Distribution Agreement between the Fund and Delaware Distributors, L.P., an affiliate of Delaware Management Company, Inc., the Distributor will be paid monthly a fee which is computed on the net assets of the Fund as of the close of business each day at the annual rate of 0.30% of the Fund's average daily net assets attributable to the Decatur Total Return Fund A class and at an annual rate of 1.00% of the Fund's average daily net assets attributable to the Decatur Total Return Fund B Class.

Certain officers, directors and shareholders of Delaware Management Company, Inc. are officers and/or directors of the Company. Directors, officers and employees of Delaware Management Company, Inc., who are also directors, officers and employees of the Fund, do not receive any compensation from the Fund. Salaries of officers and employees who are exclusively employed by the Delaware Group of Funds are apportioned on the basis of net assets of the respective Funds. For the year ended November 30, 1994, expenses related to such salaries for the Fund amounted to $112,205. During the year November 30, 1994, Delaware Service Company, Inc., an affiliate of Delaware Management Company, Inc., billed $890,021 for providing dividend disbursing and transfer agent services to the Fund. In addition, Delaware Distributors, L.P., another affiliate of Delaware Management Company, Inc., received $187,816 from commissions earned on sales of Decatur Total Return Fund A Class capital stock.

On November 30, 1994, the Fund had an investment management fee payable to Delaware Management Company, Inc. of $15,073. In addition, the Fund owes Delaware Management Company, Inc. and its affiliates, Delaware Service Company, Inc. and Delaware Distributors, L.P., $9,460, $3,015 and $20,069, respectively, for other expenses related to operations.

3. Investments

Investment securities based on cost for federal income tax purposes at November 30, 1994 are as follows:

   Cost of investments........................................     $413,005,662
   Aggregate unrealized appreciation..........................        9,973,518
   Aggregate unrealized depreciation..........................      (17,019,631)
                                                                   ------------
   Market value of investments................................     $405,959,549
                                                                   ============

Net realized gain based on securities sold for federal income tax purposes was $13,951,512 for the year ended November 30, 1994.

During the year ended November 30, 1994, the Fund had purchases of $306,563,235 and sales of $314,130,788 of investment securities, other than U.S. government securities and short-term debt securities having maturities of one year or less.

On November 30, 1994, the Fund had a receivable for investment securities sold of $8,628,767 and a payable for investment securities purchased of $11,009,924.

4. Capital Stock

Transactions in capital stock shares were as follows:

                                                        Year            Year
                                                        Ended           Ended
                                                      11/30/94        11/30/93
Shares sold:
   Decatur Total Return Fund A Class.............     3,387,631       4,218,704
   Decatur Total Return Fund
      Institutional Class........................        53,343          82,697
   Decatur Total Return Fund B Class.............       141,014              --
Shares issued upon reinvestment of
   dividends from net investment income
   and distributions of net realized gain
   from security transactions:
   Decatur Total Return Fund A Class.............     4,694,827       3,147,359
   Decatur Total Return Fund
      Institutional Class........................        11,332             456
   Decatur Total Return Fund B Class.............           191              --
                                                     ----------      ----------
                                                      8,288,338       7,449,216
                                                     ----------      ----------
Shares repurchased:
   Decatur Total Return Fund A Class.............    (5,385,395)     (6,599,799)
   Decatur Total Return Fund
      Institutional Class........................       (35,249)         (1,134)
   Decatur Total Return Fund B Class.............            --              --
                                                     ----------      ----------
                                                     (5,420,644)     (6,600,933)
                                                     ----------      ----------
   Net increase..................................     2,867,694         848,283
                                                     ==========      ==========

The Fund declared distributions from net realized gain from security transactions in the amount of $0.42 per share and $0.10, $0.14 and $0.09 per share for the Decatur Total Return Fund A Class, Decatur Total Return Fund Institutional Class and Decatur Total Return Fund B Class, respectively, from net investment income, payable on January 5, 1995 to shareholders of record December 27, 1994. The ex-dividend date was December 28, 1994.

5. Components of Net Assets

Common stock, $1 par value, 200,000,000 shares
   authorized to the Fund with 100,000,000
   shares allocated to the Decatur Total Return
   Fund A Class, 50,000,000 shares allocated to
   the Decatur Total Return Fund Institutional
   Class and 50,000,000 shares allocated to the
   Decatur Total Return Fund B Class..........................     $396,344,577
Accumulated undistributed income:
   Net investment income......................................        2,757,852
   Net realized gain on investments...........................       12,192,447
   Net unrealized depreciation of investments.................       (5,331,550)
                                                                   ------------
Total net assets..............................................     $405,963,326
                                                                   ============

6. Financial Highlights

Selected data for each share of the Fund outstanding throughout each period were as follows:


                                                                            Decatur Total Return Fund A Class
                                           ----------------------------------------------------------------------------
                                                                                          Year
                                                                                          Ended
                                           11/30/94    11/30/93   11/30/92   11/30/91   11/30/90    11/30/89   11/30/88
Net asset value, beginning of period...      $14.38      $13.98     $12.73     $11.71     $13.64      $11.47     $ 9.04
Income from investment
   operations:
   Net investment income...............        0.37        0.45       0.47       0.53       0.58        0.54       0.50
   Net realized and unrealized gain
      (loss) from security
      transactions.....................       (0.34)       1.45       1.30       1.07      (1.44)       2.12       2.30
                                             ------      ------     ------     ------     ------      ------     ------
   Total from investment operations....        0.03        1.90       1.77       1.60      (0.86)       2.66       2.80
Less distributions:
   Dividends from net investment
      income...........................       (0.43)      (0.45)     (0.52)     (0.58)     (0.60)      (0.49)     (0.37)
   Distributions from net realized
      gain on security transactions....       (1.66)      (1.05)      none       none      (0.47)       none       none
                                             ------      ------     ------     ------     ------      ------     ------
   Total distributions.................       (2.09)      (1.50)     (0.52)     (0.58)     (1.07)      (0.49)     (0.37)
Net asset value, end of period.........      $12.32      $14.38     $13.98     $12.73     $11.71      $13.64     $11.47
                                             ======      ======     ======     ======     ======      ======     ======
Total return**.........................       (0.04%)     14.74%     14.12%     13.94%     (6.84%)     23.73%     31.51%
Ratios/supplemental data:
   Net assets, end of period (000
      omitted).........................    $402,849    $431,638   $408,986   $394,338   $357,139    $318,871   $200,085
   Ratio of expenses to average net
      assets...........................        1.26%       1.22%      1.23%      1.23%      1.23%       1.24%      1.28%
   Ratio of net investment income
      to average net assets............        2.88%       3.15%      3.44%      4.20%      4.87%       4.60%      4.77%
   Portfolio turnover rate.............          74%        119%        98%        67%        54%         60%        69%
                                           -----------------------
                                                        8/27/86*
                                                          to
                                           11/30/87    11/30/86
Net asset value, beginning of period...      $10.29       $9.53
Income from investment
   operations:
   Net investment income...............        0.31        0.04
   Net realized and unrealized gain
      (loss) from security
      transactions.....................       (1.30)       0.72
                                             ------      ------
   Total from investment operations....       (0.99)       0.76
Less distributions:
   Dividends from net investment
      income...........................       (0.26)       none
   Distributions from net realized
      gain on security transactions....        none        none
                                             ------      ------
   Total distributions.................       (0.26)       none
Net asset value, end of period.........      $ 9.04      $10.29
                                             ======      ======
Total return**.........................     (10.08%)      33.87%
Ratios/supplemental data:
   Net assets, end of period (000
      omitted).........................    $146,632     $16,118
   Ratio of expenses to average net
      assets...........................     1.27%/+/       *
   Ratio of net investment income
      to average net assets............    4.17%/++/       *
   Portfolio turnover rate.............          39%       *

-------------------------
   * Date of initial public offering; the ratios of expenses and net investment income to average daily net assets and portfolio turnover have been omitted as management believes that such ratios for this relatively short period are not meaningful.

  ** Does not reflect any maximum sales charges that are or were in effect nor the 1% limited contingent deferred sales charge that would apply in the event of certain redemptions within 12 months of purchase.

  /+/ Ratio of expenses to average net assets prior to expense limitation was 1.41%.

 /++/ Ratio of net investment income to average net assets prior to expense limitation was 4.03%.

Selected data for each share of the Fund outstanding throughout each period were as follows:

                                                                                          Decatur Total          Decatur Total
                                                                                           Return Fund            Return Fund
                                                                                       Institutional Class          B Class
                                                                                   -------------------------------------------
                                                                                     Year             7/26/93*        9/6/94*
                                                                                     Ended               to             to
                                                                                   11/30/94           11/30/93       11/30/94
Net asset value, beginning of period.....................................           $14.40             $14.10         $13.11
Income from investment operations:
   Net investment income.................................................             0.43               0.15           0.12
   Net realized and unrealized gain (loss) from security transactions....            (0.37)              0.25          (0.82)
                                                                                    ------             ------         ------
   Total from investment operations......................................             0.06               0.40          (0.70)
Less distributions:
   Dividends from net investment income..................................            (0.45)             (0.10)         (0.10)
   Distributions from net realized gain on security transactions.........            (1.66)              none           none
                                                                                    ------             ------         ------
   Total distributions...................................................            (2.11)             (0.10)         (0.10)
Net asset value, end of period...........................................           $12.35             $14.40         $12.31
                                                                                    ======             ======         ======
Total return**...........................................................            0.19%             14.89%         (5.37%)
Ratios/supplemental data:
   Net assets, end of period (000 omitted)...............................           $1,376             $1,181         $1,738
   Ratio of expenses to average net assets...............................            0.96%              0.92%          1.96%
   Ratio of net investment income to average net assets..................            3.18%              3.45%          2.18%
   Portfolio turnover rate...............................................              74%               119%            74%

-------------------------
 * Date of initial public offering; ratios and total return have been annualized for Decatur Total Return Fund Institutional Class. Ratios have been annualized and total return has not been annualized for Decatur Total Return Fund B Class.

** Does not include contingent deferred sales charge which varies from 1% - 4% depending upon the holding period for Decatur Total Return Fund B Class.

Delaware Group Decatur Fund, Inc. - Decatur Total Return
Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Decatur Fund, Inc. - Decatur Total Return Fund

We have audited the accompanying statement of net assets of Delaware Group Decatur Fund, Inc. - Decatur Total Return Fund as of November 30, 1994 and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the eight years in the period ended November 30, 1994, and the period August 27, 1986 (date of initial public offering) to November 30, 1986. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Decatur Fund, Inc.-Decatur Total Return Fund at November 30,1994, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the eight years in the period ended November 30,1994 and the period August 27, 1986 (date of initial public offering) to November 30, 1986, in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 6, 1995

   Financial
   Statements

   Delaware Group Decatur Fund, Inc. -
   Decatur Income Fund
   Statement of Net Assets
   November 30, 1994

                                                           Number            Market
                                                         of Shares           Value
   COMMON STOCK - 77.48%
   Basic Industries - 12.88%
   Dow Chemical...................................          326,800      $   20,915,200
   DuPont (EI) deNemours..........................          390,000          21,011,250
   Grace (W.R.)...................................          916,300          33,903,100
   Imperial Chemical ADR..........................          296,800          14,172,200
   Monsanto.......................................          336,300          24,213,600
   Occidental Petroleum...........................          914,000          17,937,250
   Union Camp.....................................          374,800          17,381,350
   Witco..........................................          874,300          22,950,375
                                                                         --------------
                                                                            172,484,325
                                                                         --------------
   Capital Goods - 7.41%
   Cooper Industries..............................          401,000          13,934,750
   General Electric...............................          707,800          32,558,800
   Lockheed.......................................          150,000          10,312,500
   Tenneco........................................          649,900          25,264,863
   United Technologies............................          292,100          17,087,850
                                                                         --------------
                                                                             99,158,763
                                                                         --------------
   Communications - 4.18%
   ALLTEL.........................................          868,100          24,415,313
   NYNEX..........................................          502,900          18,921,613
   Pacific Telesis Group..........................          436,500          12,658,500
                                                                         --------------
                                                                             55,995,426
                                                                         --------------
   Consumer Cyclical - 5.15%
   Eastman Kodak..................................          483,700          22,068,813
   Penney (J.C.)..................................          488,200          22,457,200
   Sears Roebuck..................................          516,100          24,385,725
                                                                         --------------
                                                                             68,911,738
                                                                         --------------
   Defensive Consumer Staples - 1.90%
   General Mills..................................          235,900          12,679,625
   Philip Morris..................................          212,600          12,702,850
                                                                         --------------
                                                                             25,382,475
                                                                         --------------
   Consumer Growth - 11.65%
   Avon Products..................................          174,000          10,766,250
   Baxter International...........................          249,100           6,414,325
   Dun & Bradstreet...............................          227,400          12,023,775
   Kimberly-Clark.................................          259,400          13,002,425
   Lilly (Eli)....................................          109,500           6,857,438
   McGraw-Hill....................................          406,500          27,591,188
   Minnesota Mining &
      Manufacturing...............................          512,000          26,240,000
   Rhone-Poulenc Rorer............................          127,700           4,980,300
   SmithKline Beecham ADR Unit....................          346,400          10,781,700
   Times Mirror...................................          356,600          11,010,025
   Upjohn.........................................          199,100           6,396,088
   Warner-Lambert.................................          257,900          19,955,013
                                                                         --------------
                                                                            156,018,527
                                                                         --------------
   Credit Sensitive/Banks - 9.70%
   BankAmerica....................................          173,600           7,117,600
   Barnett Banks..................................          232,500           9,154,688
   Chemical Bank..................................          498,000          18,114,750
   CoreStates Financial...........................          584,300          14,461,425
   First Chicago..................................          248,900          11,573,850
   Great Western Financial........................          896,000          15,232,000
   Integra Financial..............................          154,800           6,192,000
   Keycorp........................................           23,105             563,184
   Mellon Bank....................................          391,200          12,958,500
   Meridian Bankcorp..............................          429,800          11,631,463
   NationsBank....................................          145,700           6,538,288
   UJB Financial..................................          350,000           8,531,250
   U.S. Bancorp...................................          343,500           7,857,563
                                                                         --------------
                                                                            129,926,561
                                                                         --------------
   Credit Sensitive/Insurance &
      Other - 8.51%
   Aetna Life & Casualty..........................          469,900          21,028,025
   American Express...............................          144,800           4,289,700
   Aon............................................          153,000           4,838,625
   DeBartolo Realty...............................          989,300          13,973,863
   Liberty Property Trust.........................          818,300          14,422,538
   Lincoln National...............................          443,700          17,248,838
   Marsh & McLennan...............................           45,700           3,296,113
   St. Paul.......................................          459,100          18,937,875
   Simon Property Group...........................          673,400          15,909,075
                                                                         --------------
                                                                            113,944,652
                                                                         --------------
   Energy - 16.10%
   Amoco..........................................          338,100          20,539,575
   Atlantic Richfield.............................          268,100          27,748,350
   Consolidated Natural Gas.......................          300,000          10,500,000
   Dresser Industries.............................          577,300          11,546,000
   Exxon..........................................          539,800          32,590,425
   Imperial Oil Limited...........................          278,400           9,256,800
   McDermott International........................          912,600          21,674,250
   Royal Dutch Petroleum..........................           81,400           8,842,075
   Sonat..........................................          441,000          12,403,125
   Texaco.........................................          282,700          17,562,738
   Ultramar.......................................          466,000          11,242,250
   USX-Marathon Group.............................        1,189,200          21,405,600
   YPF Sociedad Anonima-ADR.......................          450,000          10,181,250
                                                                         --------------
                                                                            215,492,438
                                                                         --------------
   Total Common Stock
      (cost $1,056,439,467).......................                        1,037,314,905
                                                                         --------------

                                                             Number            Market
                                                           of Shares           Value
   PREFERRED STOCK - 10.38%
   American Express 6.25% pfd cv..................          577,200      $   24,963,900
   Aon $3.04 pfd "B"..............................          215,000          10,185,625
   ARCO 9.01% "Lyondell" Notes....................          324,800           7,998,200
   Ford Motor $4.20 pfd cv "A"....................          147,000          12,954,375
   Freeport McMoRan Copper & Gold
      7.0% pfd cv.................................          620,900          14,203,088
   General Motors $3.25 pfd cv "C"................          498,800          27,808,100
   Kaiser Aluminum $0.6525 pfd "A"................          898,000           7,184,000
   RJR Nabisco Holdings $0.6012
      pfd cv......................................        3,478,500          23,479,875
   Westinghouse $1.30 pfd cv "C"..................          746,000          10,164,250
                                                                         --------------
   Total Preferred Stock
      (cost $139,604,800).........................                          138,941,413
                                                                         --------------

                                                          Principal
                                                           Amount
   CORPORATE BONDS - 10.27%
   Communications - 1.14%
   Adelphia Communications 12.50%
      sr unsec notes 2002.........................       $2,500,000           2,450,000
   Cablevision Industries 10.75%
      sr sub notes 2004...........................        1,500,000           1,485,000
   Century Communications
      11.875% 2003................................        1,500,000           1,556,250
   Continental Cablevision 11.00%
      sr sub deb 2007.............................        2,600,000           2,613,000
   Falcon Holdings 11.00% P.I.K.
      sr sub notes 2003...........................        2,373,750           2,148,244
   K-III Communications 10.625%
      sr sec notes 2002...........................        2,000,000           1,940,000
   Lamar Advertising 11.00%
      sr sec notes 2003...........................        1,495,000           1,446,413
   Rogers Cantel Mobile 11.125%
      sr sub notes 2002...........................          550,000             563,750
   Sullivan Graphics 15.00%
      sr sub notes 2000...........................        1,000,000           1,057,500
                                                                         --------------
                                                                             15,260,157
                                                                         --------------
   Consumer - 0.45%
   Chiquita Brands 11.50%
      sub notes 2001..............................        2,250,000           2,278,125
   Revlon 9.50% sr notes 1999.....................        1,500,000           1,380,000
   Seven-Up/RC Bottling 11.50%
      sr sec notes 1999...........................        1,500,000           1,432,500
   Universal Outdoor 11.00% 2003..................        1,000,000             920,000
                                                                         --------------
                                                                              6,010,625
                                                                         --------------
   Energy/Utility - 0.14%
   Midland Funding II 11.75%
      notes 2005..................................        2,000,000           1,922,500
                                                                         --------------
                                                                              1,922,500
                                                                         --------------
   Entertainment - 1.34%
   ACT III Theatres 11.875%
      sr sub notes 2003...........................        2,150,000           2,257,500
   AMC Entertainment 11.875%
      sr sub notes 2000...........................        3,000,000           3,172,500
   Aztar 11.00% sr sub notes 2002.................        1,500,000           1,316,250
   Bally's Grand 10.375% 2003.....................        2,000,000           1,730,000
   Bally's Health & Tennis 13.00%
      sr sub deb 2003.............................        1,000,000             757,500
   Cinemark U.S.A. 12.00%
      sr notes 2002...............................        2,000,000           2,125,000
   Kloster Cruise 13.00%
      sr sec notes 2003...........................        1,500,000           1,436,250
   MGM Grand Hotel Finance 12.00%
      1st mtg notes 2002..........................        2,000,000           2,160,000
   Plitt Theatres 10.875%
      sr sub notes 2004...........................        2,000,000           1,885,000
   Santa Fe Hotels 11.00% 2000....................        1,250,000           1,112,500
                                                                         --------------
                                                                             17,952,500
                                                                         --------------
   Financial - 0.38%
   PMI Acquisition 10.25% 2003....................        3,000,000           2,865,000
   Saul B.F. 11.625% REIT 2002....................        1,000,000             860,000
   U.S. Banknote 11.625% 2002.....................        1,500,000           1,348,125
                                                                         --------------
                                                                              5,073,125
                                                                         --------------
   Healthcare - 0.38%
   Continental Medsystems 10.875%
      2002........................................        1,500,000           1,353,750
   Healthtrust 10.75% sub notes 2002..............        2,000,000           2,125,000
   Healthtrust 10.25% 2004........................        1,500,000           1,593,750
                                                                         --------------
                                                                              5,072,500
                                                                         --------------
   Industrial - 2.47%
   AK Steel 10.75% sr notes 2004..................        2,800,000           2,709,000
   Allied Waste Industrial 10.75% 2004............        1,500,000           1,395,000
   Associated Materials 11.50%
      sr sub notes 2003...........................        1,500,000           1,464,375
   Calmar Spraying Systems 14.00%
      sr sub disc notes 1999......................        1,000,000           1,007,500
   Carbide Graphite 11.50% 2003...................        2,000,000           2,020,000
   Container Corporation of America
      11.25% sr notes 2004........................        2,000,000           2,025,000
   Gaylord Container 11.50%
      sr notes 2001...............................        1,500,000           1,526,250
   Georgia Gulf 15.00% 2000.......................        1,000,000           1,033,750
   Harris Chemical 10.75%
      sr sub notes 2003...........................        2,500,000           2,287,500
   Mid-American Waste Systems
      12.25% 2003.................................          750,000             761,250
   NL Industries 11.75% sr notes 2003.............        2,000,000           1,940,000
   Oriole Homes 12.50% sr notes 2003..............        1,000,000             935,000
   Owens-Illinois 11.00% sr debs 2003.............        2,000,000           2,045,000
   Penda Industries 10.75%
      sr notes 2004...............................        1,500,000           1,365,000
 * Polymer Group 12.25%
      sr notes 2002...............................        2,000,000           1,965,000
   Talley Manufacturing and Technology
      10.75% sr notes 2003........................        1,500,000           1,342,500
   Trans Ocean Container 12.25%
      sr sub notes 2004...........................          600,000             594,000

                                                         Principal            Market
                                                           Amount             Value
   CORPORATE BONDS (Continued)
   Industrial (Continued)
   UCC Investors 11.00% notes 2003................       $2,500,000      $    2,443,750
   U.S. Can 13.50% sr sub notes 2002..............        2,000,000           2,230,000
   WCI Steel 10.50% sr notes 2002.................        2,000,000           1,932,500
                                                                         --------------
                                                                             33,022,375
                                                                         --------------
   Manufacturing - 2.27%
   Applied Extrusion 11.50% 2002..................        1,500,000           1,498,125
   Armco 11.375% sr notes 1999....................        1,250,000           1,256,250
   Atlantis Group 11.00% sr notes 2003............        1,390,000           1,383,050
   Buckeye Cellulose 10.25% 2001..................        1,500,000           1,432,500
   Domtar 11.75% sr notes 1999....................        2,500,000           2,587,500
   Drypers 12.50% 2002............................        2,000,000           2,015,000
   Essex Group 10.00% sr notes 2003...............        1,450,000           1,363,000
   Fairchild 12.25% sr sec notes 1999.............        1,500,000           1,447,500
   Huntsman 11.00% 2004...........................        2,500,000           2,562,500
   Fort Howard 14.125%
      jr sub disc deb 2004........................        2,000,000           2,020,000
   IMO Industries 12.00%
      sr sub notes 2001...........................        2,000,000           2,035,000
   Interlake 12.125% sr sub deb 2002..............        2,000,000           1,870,000
   JPS Automotive Products 11.125%
      sr notes 2001...............................        2,000,000           1,957,500
   Mafco 11.875% sr sub notes 2002................        1,500,000           1,477,500
   SPX 11.75% sr sub notes 2002...................        2,000,000           1,980,000
   Sequa 9.375% sr sub notes 2003.................        2,000,000           1,720,000
   Westpoint Stevens 9.375%
      sr sub deb 2005.............................        2,000,000           1,760,000
                                                                         --------------
                                                                             30,365,425
                                                                         --------------
   Natural Resources - 0.30%
   Global Marine 12.75%
      sr sec notes 1999...........................        2,000,000           2,150,000
   Pacific Lumber 10.50%
      sr notes 2003...............................        2,000,000           1,850,000
                                                                         --------------
                                                                              4,000,000
                                                                         --------------
   Retail - 1.03%
   Cort Furniture 12.00% 2000.....................        2,375,000           2,256,250
   Dairy Mart Stores 10.25%
      sr sub notes 2004...........................        1,500,000           1,162,500
   DiGiorgio 12.00% sr notes 2003.................        1,600,000           1,576,000
   Food 4 Less Supermarkets 10.45%
      sr unsec notes 2000.........................        2,000,000           1,970,000
   Penn Traffic 10.25% sr notes 2002..............        1,500,000           1,443,750
   Purity Supreme 11.75%
      sr sec notes 1999...........................        1,500,000           1,267,500
   Specialty Foods 11.25%
      sr notes 2003...............................        1,500,000           1,335,000
   Thrifty Payless 12.25% 2004....................        1,500,000           1,500,000
   U.S. Leather 10.25% sr notes 2003..............        1,500,000           1,312,500
                                                                         --------------
                                                                             13,823,500
                                                                         --------------
   Technology - 0.37%
   ANACOMP 15.00% sr sub notes 2000...............        2,000,000           2,185,000
   Unisys 13.50% floating rate
      notes 1997..................................        2,500,000           2,733,993
                                                                         --------------
                                                                              4,918,993
                                                                         --------------
   Total Corporate Bonds
      (cost $143,037,045).........................                          137,421,700
                                                                         --------------
   REPURCHASE AGREEMENTS -
      1.02%
   With Banker's Trust 5.68% 12/1/94
      (dated 11/30/94, collateralized by
      $636,000 U.S. Treasury Notes
      7.75% due 3/31/96, market value
      $649,162 and $4,159,000 U.S.
      Treasury Notes 4.25% due
      5/15/96, market value
      $3,994,750).................................        4,550,000           4,550,000
   With PaineWebber 5.70% 12/1/94
      (dated 11/30/94, collateralized by
      $3,466,000 U.S. Treasury Bills
      due 4/13/95, market value
      $3,392,218 and $1,138,522 U.S.
      Treasury Notes 9.25% due 1/15/96,
      market value $1,204,343)....................        4,506,000           4,506,000
   With Prudential Securities 5.68%
      12/1/94 (dated 11/30/94,
      collateralized by $1,519,000 U.S.
      Treasury Notes 3.875% due
      8/31/95, market value $1,503,141
      and $3,465,000 U.S. Treasury
      Notes 4.75% due 8/31/98, market
      value $3,170,911)...........................       $ 4,575,000     $    4,575,000
                                                                         --------------
   Total Repurchase Agreements
      (cost $13,631,000)..........................                           13,631,000
                                                                         --------------
   TOTAL MARKET VALUE OF SECURITIES
      OWNED - 99.15% (cost $1,352,712,312)........                        1,327,309,018
   RECEIVABLES AND OTHER ASSETS NET OF
      LIABILITIES - 0.85%.........................                           11,444,671
                                                                         --------------
   NET ASSETS APPLICABLE TO 85,950,930
      SHARES ($1 par value) OUTSTANDING;
      PER SHARE - 100.00%.........................                       $1,338,753,689
                                                                         ==============
   NET ASSET VALUE -
      DECATUR INCOME FUND A CLASS
      ($1,153,883,754 / 74,088,725 shares)........                               $15.57
                                                                                 ======
   NET ASSET VALUE -
      DECATUR INCOME FUND INSTITUTIONAL CLASS
      ($182,104,767 / 11,684,397 shares)..........                               $15.59
                                                                                 ======
   NET ASSET VALUE -
      DECATUR INCOME FUND B CLASS
      ($2,765,168 / 177,808 shares)...............                               $15.55
                                                                                 ======

   * This security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions exempt from registration, normally to qualified institutional buyers.

   Summary of Abbreviations:

      P.I.K. - Payment-in-Kind
      REIT - Real Estate Investment Trust

                            See accompanying notes

Delaware Group Decatur Fund, Inc. -
Decatur Income Fund
Statement of Operations
Year Ended November 30, 1994


INVESTMENT INCOME:
Dividends.........................................       $59,110,465
Interest..........................................         9,878,943     $ 68,989,408
                                                         -----------
EXPENSES:
Management fees ($7,128,034)
   and directors' fees ($24,039)..................         7,152,073
Dividend disbursing and transfer
   agent fees and expenses........................         2,037,985
Distribution expenses.............................           771,342
Salaries..........................................           395,893
Stockholders meeting..............................           324,475
Reports to shareholders...........................           308,752
Taxes, other than taxes on income.................           166,521
Custodian fees....................................            91,073
Federal and state registration fees...............            61,125
Legal.............................................            31,400
Auditing..........................................            28,003
Other.............................................           292,275       11,660,917
                                                         -----------     ------------
NET INVESTMENT INCOME.............................                         57,328,491
                                                                         ------------
NET REALIZED GAIN AND
   UNREALIZED LOSS ON
   INVESTMENTS:
Net realized gain from security
   transactions...................................                         36,051,478
Net unrealized depreciation of
   investments during the period..................                        (97,720,373)
                                                                         ------------
NET REALIZED AND UNREALIZED
   LOSS ON INVESTMENTS............................                        (61,668,895)
                                                                         ------------
NET DECREASE IN NET ASSETS
   RESULTING FROM
   OPERATIONS.....................................                       $ (4,340,404)
                                                                         ============
COMPUTATION OF NET ASSET VALUE AND
   OFFERING PRICE -
   DECATUR INCOME FUND A CLASS
Net asset value per share (A).....................                             $15.57
Sales charges(5.75% of offering price, or 6.10% of
   amount invested per share)(B)..................                                .95
                                                                               ------
Offering price....................................                             $16.52
                                                                               ======

-------------------------
(A) Net asset value per share, as illustrated, is the estimated amount which would be paid upon the redemption or repurchase of shares.

(B) See Purchasing Shares in the current Prospectus for purchases of $100,000 or more.

                            See accompanying notes


Delaware Group Decatur Fund, Inc. -
Decatur Income Fund
Statements of Changes in Net Assets

                                                            Year Ended          Year Ended
                                                             11/30/94            11/30/93
OPERATIONS:
Net investment income.............................       $   57,328,491      $   66,247,065
Net realized gain from security
   transactions...................................           36,051,478         139,843,603
Net unrealized appreciation
   (depreciation) during the period...............          (97,720,373)         19,165,063
                                                         --------------      --------------
Net increase (decrease )in net assets
    resulting from operations.....................           (4,340,404)        225,255,731
                                                         --------------      --------------
DISTRIBUTIONS TO
   SHAREHOLDERS FROM:
Net investment income:
   Decatur Income Fund A Class....................          (66,582,316)        (58,592,519)
   Decatur Income Fund
      Institutional Class.........................           (7,995,057)                 --
   Decatur Income Fund B Class....................              (15,826)                 --
Net realized gain from security
   transactions:
   Decatur Income Fund A Class....................         (144,029,198)        (73,739,771)
   Decatur Income Fund
      Institutional Class.........................                   --                  --
   Decatur Income Fund B Class....................                   --                  --
                                                         --------------      --------------
                                                           (218,622,397)       (132,332,290)
                                                         --------------      --------------
CAPITAL SHARE TRANSACTIONS:
Proceeds from shares sold:
   Decatur Income Fund A Class....................           56,739,570         106,938,485
   Decatur Income Fund
      Institutional Class.........................           34,055,194                  --
   Decatur Income Fund B Class....................            2,858,350                  --
Net asset value of shares issued
   upon reinvestment of dividends
   from net investment income
   and net realized gain from
   security transactions:
   Decatur Income Fund A Class....................          187,326,243         117,185,733
   Decatur Income Fund
      Institutional Class.........................            7,137,272                  --
   Decatur Income Fund B Class....................               10,142                  --
                                                         --------------      --------------
                                                            288,126,771         224,124,218
                                                         --------------      --------------
Cost of shares repurchased:
   Decatur Income Fund A Class....................         (174,051,022)       (313,059,659)
   Decatur Income Fund
      Institutional Class.........................          (64,552,660)                 --
   Decatur Income Fund B Class....................                 (261)                 --
                                                         --------------      --------------
                                                           (238,603,943)       (313,059,659)
                                                         --------------      --------------
   Increase (decrease) in net assets
      derived from capital share
      transactions................................           49,522,828         (88,935,441)
                                                         --------------      --------------
NET INCREASE (DECREASE) IN
   NET ASSETS.....................................         (173,439,973)          3,988,000
NET ASSETS:
Beginning of period...............................        1,512,193,662       1,508,205,662
                                                         --------------      --------------
End of period (including
   undistributed net investment
   income of $4,037,420 and
   $21,302,128, respectively).....................       $1,338,753,689      $1,512,193,662
                                                         ==============      ==============

                            See accompanying notes

Delaware Group Decatur Fund, Inc. -
Decatur Income Series
Notes to Financial Statements
November 30, 1994

1. Significant Accounting Policies

Delaware Group Decatur Fund, Inc. (the "Company"), is a diversified open-end investment company of the Series type organized under the laws of Maryland and registered under the Investment Company Act of 1940, as amended. The Company currently offers two Series, Decatur Income Fund (the "Fund") (formerly known as Decatur Fund I) and Decatur Total Return Fund (formerly known as Decatur Fund
II). The Fund currently offers three classes of shares, Decatur Income Fund A Class (formerly known as Decatur Fund I class), Decatur Income Fund Institutional Class (formerly known as Decatur I (Institutional) class) and Decatur Income Fund B Class.

Equity securities listed or traded on a national securities exchange, except for bonds, are valued at the last sale price on the exchange where they are primarily traded. Securities not traded on a particular day, over-the-counter securities and government and agency securities are valued at mean value between bid and asked prices. Money market instruments having a maturity of less than 60 days are valued at amortized cost. Debt securities (other than short-term obligations) are valued on the basis of valuations provided by a pricing service when such prices are believed to reflect the fair value of such securities.

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Gains and losses are based upon the specific identification method for both financial statement and federal tax purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income and expenses are recorded on the accrual basis.

No provision for federal income taxes was made since it is the intention of the Fund to comply with the provisions of the Internal Revenue Code available to regulated investment companies and to make requisite distributions to shareholders.

On January 13, 1994, the Fund began offering a new class of shares, the Decatur Income Fund Institutional Class, which is available only to certain institutions at net asset value and on September 6, 1994, the Fund began offering the Decatur Income Fund B Class. Each share in each class bears, pro rata, all of the common expenses of the Fund except that the Decatur Income Fund Institutional Class does not incur any distribution fees under the 12b-1 Plan. The net asset values of all outstanding shares of each class of the Fund are computed on a pro rata basis for each outstanding share based on the proportionate participation in the Fund represented by the value of shares of that class. All income earned and expenses incurred by the Fund, are borne on a pro rata basis by each outstanding share of a class, based on each class' percentage in the Fund represented by the value of shares of such classes. Due to the specific distribution expenses it is expected that net asset value, net investment income and dividends paid to each class of the Fund will vary.

The Fund is permitted to borrow money as a temporary measure for extraordinary or emergency purposes. The Fund has a line of credit arrangement with its custodian bank, Chemical Bank, for an amount not to exceed $25 million. As of and for the year ended November 30, 1994, there were no borrowings under this line of credit.

2. Investment Management Fee and Other Transactions with Affiliates

In accordance with the terms of the Investment Management Agreement, the compensation paid to Delaware Management Company, Inc., the investment manager of the Fund, is equal to (on an annual basis) 0.60% on the first $100 million of average daily net assets of the Fund, 0.525% on the next $150 million, 0.50% on the next $250 million and 0.475% on the average daily net assets over $500 million, less all amounts paid to the unaffiliated directors by the Fund. On December 12, 1994, Delaware Management Holdings, Inc., which indirectly owns all of the outstanding stock of Delaware Management Company, Inc., entered into an agreement of merger with Lincoln National Corporation. This merger will result in Delaware Management Holdings, Inc. becoming a wholly-owned subsidiary of Lincoln National Corporation. The transaction is subject to the receipt of all regulatory and shareholder approvals.

On March 29, 1994, the shareholders of Delaware Group Decatur Income Fund approved the adoption of a Plan of Distribution pursuant to and in accordance with the requirements of Rule 12b-1 under the Investment Company Act of 1940. The Plan, which became effective on May 2, 1994 permits the Fund to pay the Distributor a monthly fee not to exceed 0.30% of the Fund's average daily net assets attributable to the Decatur Income Fund A Class and 1.00% of the Fund's average daily net assets attributable to the Decatur Income Fund B Class.

Certain officers, directors and shareholders of Delaware Management Company, Inc. are officers and/or directors of the Company. Directors, officers and employees of Delaware Management Company, Inc., who are also directors, officers and employees of the Fund, do not receive any compensation from the Fund. Salaries of officers and employees who are exclusively employed by the Delaware Group of Funds are apportioned on the basis of net assets of the respective Funds. For the year ended November 30, 1994, expenses related to such salaries for the Fund amounted to $395,893. During the year ended November 30, 1994, Delaware Service Company, Inc., an affiliate of Delaware Management Company, Inc., billed $2,037,985 for providing dividend disbursing and transfer agent services to the Fund. In addition, Delaware Distributors, L.P., another affiliate of Delaware Management Company, Inc., received $351,761 from commissions earned on sales of Decatur Income Fund A Class capital stock.

On November 30, 1994, the Fund had an investment management fee payable to Delaware Management Company, Inc. of $9,599. Also, the Fund had dividend disbursing, transfer agent fees and other expenses payable to Delaware Service Company, Inc. of $67,819. In addition, the Fund owes Delaware Management Company, Inc. and its affiliate, Delaware Distributors, L.P., $33,540, and $22,363, respectively, for other expenses related to operations.

3. Investments

Investment securities based on cost for federal income tax purposes at November 30, 1994 are as follows:

   Cost of investments.....................................      $1,359,490,653
   Aggregate unrealized appreciation.......................          29,878,180
   Aggregate unrealized depreciation.......................         (62,059,815)
                                                                 --------------
   Market value of investments.............................      $1,327,309,018
                                                                 ==============

Net realized gain based on specific securities sold for federal income tax purposes was $36,225,710 for the year ended November 30, 1994.

During the year ended November 30, 1994, the Fund had purchases of $1,294,425,592 and sales of $1,392,775,708 of investment securities, other than U.S. government securities and short-term debt securities having maturities of one year or less.

On November 30, 1994 the Fund had receivables for investment securities sold of $15,129,042 and payables for investment securities purchased of $12,072,480.

4. Capital Stock

Transactions in capital stock shares were as follows:


                                                  Year Ended         Year Ended
                                                   11/30/94           11/30/93
Shares sold:
   Decatur Income Fund A Class............         3,434,662          6,066,889
   Decatur Income Fund
      Institutional Class.................        15,245,137                 --
   Decatur Income Fund B Class............           177,186                 --
Shares issued upon reinvestment of
   dividends from net investment
   income and distributions of net
   realized gain from security
   transactions:
   Decatur Income Fund A Class............        11,415,889          6,927,477
   Decatur Income Fund
      Institutional Class.................           445,742                 --
   Decatur Income Fund B Class............               638                 --
                                                 -----------        -----------
                                                  30,719,254         12,994,366
                                                 -----------        -----------
Shares repurchased:
   Decatur Income Fund A Class............       (23,687,288)       (17,772,144)
   Decatur Income Fund
      Institutional Class.................        (4,006,482)                --
   Decatur Income Fund B Class............               (16)                --
                                                 -----------        -----------
                                                 (27,693,786)       (17,772,144)
                                                 -----------        -----------
Net increase (decrease)...................         3,025,468         (4,777,778)
                                                 ===========        ===========

The Fund declared distributions from net realized gain on security transactions in the amount of $0.42 per share and $0.07, $0.08 and $0.055 per share for Decatur Income Fund A Class, Decatur Income Fund Institutional Class and Decatur Income Fund B Class, respectively, from net investment income, payable on January 5, 1995 to shareholders of record December 27, 1994. The ex-dividend date was December 28, 1994.

5. Components of Net Assets


Common stock, $1 par value, 550,000,000 shares
   authorized to the Fund with 450,000,000 shares
   allocated to Decatur Income Fund A Class,
   50,000,000 shares allocated to Decatur Income
   Fund Institutional Class and 50,000,000 shares
   allocated to Decatur Income Fund B Class................      $1,333,106,713
Accumulated undistributed income:
   Net investment income...................................           4,037,420
   Net realized gain on investments........................          27,012,850
   Net unrealized depreciation of investments..............         (25,403,294)
                                                                 --------------
Total net assets...........................................      $1,338,753,689
                                                                 ==============

6. Financial Highlights

Selected data for each share of the Fund outstanding throughout each period were as follows:

                                                                     Decatur Income Fund A Class
                                      --------------------------------------------------------------------------------
                                                                       Year Ended November 30,
                                        1994        1993        1992        1991        1990        1989        1988
Net asset value, beginning of
   period........................      $18.24      $17.20      $15.76      $14.53      $19.07      $16.89      $15.86
Income from investment
   operations:
   Net investment income.........        0.67        0.78        0.78        0.83        0.93        1.00        0.76
   Net realized and unrealized
      gain (loss) from security
      transactions...............       (0.73)       1.79        1.47        1.37       (2.93)       2.25        2.75
                                       ------      ------      ------      ------      ------      ------      ------
   Total from investment
      operations.................       (0.06)       2.57        2.25        2.20       (2.00)       3.25        3.51
                                       ------      ------      ------      ------      ------      ------      ------
Less distributions:
   Dividends from net
      investment income..........       (0.86)      (0.68)      (0.81)      (0.97)      (1.05)      (0.81)      (0.73)
   Distributions from net
      realized gain on
      security transactions......       (1.75)      (0.85)       none        none       (1.49)      (0.26)      (1.75)
                                       ------      ------      ------      ------      ------      ------      ------
   Total distributions...........       (2.61)      (1.53)      (0.81)      (0.97)      (2.54)      (1.07)      (2.48)
                                       ------      ------      ------      ------      ------      ------      ------
Net asset value, end of period...      $15.57      $18.24      $17.20      $15.76      $14.53      $19.07      $16.89
                                       ======      ======      ======      ======      ======      ======      ======
Total return/1/..................      (0.57%)     15.85%      14.55%      15.46%    (12.04%)      19.84%      25.20%
Ratios/supplemental data:
   Net assets, end of period
      (000 omitted)..............  $1,153,884  $1,512,194  $1,508,206  $1,579,521  $1,560,641  $1,848,129  $1,517,445
   Ratio of expenses to
      average net assets.........       0.81%       0.71%       0.72%       0.70%       0.70%       0.67%       0.73%
   Ratio of net investment
      income to average
      net assets.................       3.92%       4.34%       4.55%       5.18%       5.78%       5.48%       4.80%
   Portfolio turnover............         92%         80%         79%         78%         44%         38%         39%

                                        Decatur Income Fund A Class
                                     ---------------------------------
                                           Year Ended November 30,
                                        1987         1986       1985
Net asset value, beginning of
   period........................      $19.32       $17.20     $15.41
Income from investment
   operations:
   Net investment income.........        0.77         0.79       0.94
   Net realized and unrealized
      gain (loss) from security
      transactions...............       (1.43)        3.69       2.76
                                       ------       ------     ------
   Total from investment
      operations.................       (0.66)        4.48       3.70
                                       ------       ------     ------
Less distributions:
   Dividends from net
      investment income..........       (0.80)       (0.80)     (0.91)
   Distributions from net
      realized gain on
      security transactions......       (2.00)       (1.56)     (1.00)
                                       ------       ------     ------
   Total distributions...........       (2.80)       (2.36)     (1.91)
                                       ------       ------     ------
Net asset value, end of period...      $15.86       $19.32     $17.20
                                       ======       ======     ======
Total return/1/..................     (4.48%)       29.27%     26.20%
Ratios/supplemental data:
   Net assets, end of period
      (000 omitted)..............  $1,346,411   $1,228,952   $850,393
   Ratio of expenses to
      average net assets.........       0.69%        0.63%      0.65%
   Ratio of net investment
      income to average
      net assets.................       4.37%        4.84%      6.21%
   Portfolio turnover............         56%          72%        75%

-------------------------
/1/ Does not include maximum sales charges that are or were in effect nor the 1% limited contingent deferred sales charge that would apply in the event of certain redemptions within 12 months of purchase.

Selected data for each share of the Fund outstanding throughout each period were as follows:

                                                                                   Decatur Income          Decatur Income
                                                                              Fund Institutional Class      Fund B Class
                                                                              -------------------------------------------
                                                                                     1/13/94/2/              9/6/94/3/
                                                                                         to                      to
                                                                                      11/30/94                11/30/94
Net asset value, beginning of period......................................              $16.72                 $16.59

Income from investment operations:
   Net investment income..................................................                0.59                   0.15
   Net realized and unrealized gain (loss) from security transactions.....               (1.10)                 (1.02)
                                                                                        ------                 ------
   Total from investment operations.......................................               (0.51)                 (0.87)
                                                                                        ------                 ------
Less distributions:
   Dividends from net investment income...................................               (0.62)                 (0.17)
   Distributions from net realized gain on security transactions..........                none                   none
                                                                                        ------                 ------
   Total distributions....................................................               (0.62)                 (0.17)
                                                                                        ------                 ------
Net asset value, end of period............................................              $15.59                 $15.55
                                                                                        ======                 ======
Total return/1/...........................................................              (0.45%)                (5.27%)

Ratios/supplemental data:
   Net assets, end of period (000 omitted)................................            $182,105                 $2,765
   Ratio of expenses to average net assets................................               0.70%                  1.70%
   Ratio of net investment income to average net assets...................               4.03%                  3.03%
   Portfolio turnover.....................................................                 92%                    92%

-------------------------
/1/ Does not include the contingent deferred sales charge which varies from 1% - 4% depending upon the holding period for Decatur Income Fund B Class.

/2/ Date of initial public offering; ratios and total return have been annualized.

/3/ Date of initial public offering; ratios have been annualized and total return has not been annualized.

Delaware Group Decatur Fund, Inc. - Decatur Income Fund
Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Decatur Fund, Inc. - Decatur Income Fund

We have audited the accompanying statement of net assets of Delaware Group Decatur Fund, Inc. - Decatur Income Fund as of November 30, 1994, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Decatur Fund, Inc.-Decatur Income Fund at November 30, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 6, 1995

--------------------------------------------------------------------------------

This annual report is for the information of Decatur Income Fund shareholders, but it may be used with prospective investors when preceded or accompanied by a current Prospectus, which gives details about charges, expenses, investment objectives and operating policies of the Fund. Summary investment results are documented in the current Statement of Additional Information. If used with prospective investors after March 31, 1995, this report must be accompanied by a Decatur Income Fund Performance Update for the most recently completed calendar quarter. The figures in this report represent past results. The return and principal value of an investment in the Fund will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.

20